SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2022
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-6992
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 22, 2022, Salarius Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors for the sale by the Company of 9,339,436 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.25 per share (the “Registered Direct Offering”). Concurrently with the Registered Direct Offering, and pursuant to the Purchase Agreement, the Company will also sell unregistered warrants exercisable for an aggregate of 7,004,578 shares of Common Stock (the “Warrants”), which represents 75% of the shares of Common Stock sold in the Registered Direct Offering, with an exercise price of $0.3399 per share (the “Private Placement”). The warrants will be exercisable six months following the issuance date and will expire five and one-half years from the issuance date. The Purchase Agreement contain representations, warranties and covenants of the investors and the Company that are customary for transactions of this type.
The Company estimates that the gross proceeds from the transactions will be approximately $2.3 million before deducting certain fees due to the placement agent and other estimated transaction expenses. The net proceeds received by the Company from the transactions will be used for general corporate purposes and working capital, including in advancing the Company’s preclinical and clinical pipeline.
The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by the Company pursuant to a "shelf" registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on May 17, 2019 and the base prospectus contained therein (File No. 333-231010). The offering of the shares of common stock is being made by means of a prospectus supplement dated April 22, 2022, and accompanying base prospectus that will form a part of the registration statement. In connection with the Registered Direct Offering, the Company has agreed to suspend its sale of securities under the At the Market Offering Agreement that is dated February 5, 2021 between the Company and the Placement Agent.
The Warrants will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.
Pursuant to the Purchase Agreement, upon close of the Registered Direct Offering, the Company will enter into voting agreements with investors participating in the Registered Direct Offering (the “Voting Agreements”). Pursuant to the terms of the Voting Agreements, such investors will agree to vote all shares of Common Stock they beneficially own on the closing date of the Registered Direct Offering, including the shares they purchase in the Registered Direct Offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next stockholders’ meeting. Such investors’ agreement to vote their shares of Common Stock in accordance with the immediately preceding sentence will not require the holder to vote for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.
In connection with the Registered Direct Offering and the Private Placement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Placement Agent will receive an aggregate fee equal to 8.0% of the gross proceeds received by the Company from the sale of the securities in the Registered Direct Offering and Private Placement, as well as $75,000 for expenses.
The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.
The foregoing description of the Purchase Agreement, Warrants and Voting Agreement are not complete and are qualified in their entirety by references to the full text of the form of Purchase Agreement, form of Warrant and form of Voting Agreement which are filed hereto as exhibits 1.1, 10.1, 10.2 and 4.1, respectively, to this report and are incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 above regarding the unregistered sale of the Warrants are incorporated herein by reference.

Item 8.01 Other Events.

On April 22, 2022, the Company issued a press release announcing the pricing of the Registered Direct Offering and Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
In connection with the Registered Direct Offering, on April 22, 2022, the Company ceased its offering under the Company’s prospectus supplement, dated July 2, 2021, relating to the offering of up to $25,000,000 of its Common Stock pursuant to its previously disclosed At the Market Offering Agreement dated February 5, 2021 with the Placement Agent.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
10.1	Securities Purchase Agreement dated April 22, 2022
10.2	Form of Voting Agreement
99.1	Press release of Salarius Pharmaceuticals, Inc., dated April 22, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: April 22, 2022	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer